Exhibit 10.3

ASSIGNMENT AGREEMENT

This Assignment Agreement is made as of [ • ] (the “Effective Date”) by and between SG Social Holding Company I, LLC, a Nevada limited liability company (“Assignor”), and SciPlay Holding Company, LLC, a Nevada limited liability company (“Assignee”).

WHEREAS, Assignor entered into a License Agreement dated [ • ] (the “Agreement”) with Bally Gaming, Inc., a Nevada corporation (“Bally”);

WHEREAS, Assignor desires to assign and delegate all of its rights, duties, responsibilities, obligations, and interest under the Agreement to Assignee as of the Effective Date;

WHEREAS, Assignee desires to accept such assignment and delegation of Assignor’s rights, duties, responsibilities, obligations, and interest under the Agreement and assume towards Bally all duties, liabilities, responsibilities, and obligations of Assignor under the Agreement in accordance with the terms and provisions set forth below;

NOW THEREFORE, in consideration of the parties’ mutual promises and covenants set forth herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Assignor hereby irrevocably and perpetually assigns and transfers all of its rights, duties, obligations and interest under the Agreement to Assignee as of the Effective Date.

2. Assignee hereby accepts assignment and transfer of all of Assignor’s rights, duties, obligations, and interest under the Agreement and hereby assumes toward Bally from and after the Effective Date all duties, liabilities, responsibilities, and obligations heretofore owing Bally by Assignor under the Agreement.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this document as of the Effective Date.

SG Social Holding Company I, LLC	SciPlay Holding Company, LLC

By:	By:

Name:	Name:

Title:	Title: